Nasdaq:SPEC

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SPECTRUM CONTROL, INC                                                       NEWS
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                  Spectrum Control Reports First Quarter Profit

           Revenue up 6% and Earnings per Share up 31% from a Year Ago

Fairview, PA - March 26, 2009 - Spectrum Control, Inc. (NASDAQ: SPEC), a leading designer and manufacturer of custom electronic products and systems, today reported results for the first quarter ended February 28, 2009.

For the first quarter of fiscal 2009, the Company reported net income of $2.2 million or 17 cents per diluted share on sales of $33.1 million, compared to net income of $1.8 million or 13 cents per diluted share on sales of $31.2 million for the same period last year.

Dick Southworth, the Company's President and Chief Executive Officer, commented, "We are very pleased to report our 2009 first quarter financial results, with revenue up 6% and earnings per share up 31% from the comparable period of fiscal 2008. This performance was achieved despite the worldwide economic downturn and credit crisis, which has caused a significant slowdown throughout the electronics industry. We received customer orders of $31.4 million during the current quarter, comparable to a year ago, while new orders for the electronics industry as a whole declined approximately 40% for the same period. Our strong financial performance, under these very difficult economic and market conditions, reaffirms our ongoing business strategy. During the last few years, we have focused on diversifying our customer base and end markets, while being a key supplier of custom application specific products to our customers. This strategy has enabled our military/defense business to grow, offsetting the current negative market conditions for virtually all commercial product applications. Our sales to military/defense customers during the first quarter of this year were 59% of our total sales, up from 47% of sales for the same period last year, with no individual customer representing more than 5% of our total revenue. With this diversification, along with our strong financial position and continuous investment in the development of new products, we firmly believe that we are well-positioned to withstand the current global recession and meet our long-term goals of dynamic growth and enhanced shareholder value."


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           SPECTRUM CONTROL, INC. 8031 Avonia Road, Fairview, PA 16415
                    Phone:(814) 474-2207, Fax: (814) 474-2208
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

First Quarter Highlights

Improved Gross Margin

In the current quarter our gross margin was $8.3 million or 25% of sales, compared to $6.9 million or 22% of sales for the first quarter of fiscal 2008. This increase in gross margin percentage principally reflects reductions in material costs, as well as certain operating efficiencies from higher production volumes. The continued reduction in our material costs has been driven by numerous factors, including improved product yields and greater utilization of vertical manufacturing capabilities throughout all four of our business segments. Our manufacturing overhead, as a percentage of sales, decreased slightly during the current quarter as we realized certain economies of scale with greater sales volume. With recessionary pressures impacting the commercial marketplace, we are constantly assessing our overhead structure to improve current operating efficiencies, while maintaining the production capacity and infrastructure necessary to quickly and effectively respond as market conditions and customer demand evolve.

Strong Cash Flow

Net cash provided by operating activities in the first quarter of fiscal 2009 amounted to $1.8 million. With this positive cash flow and our existing cash reserves, we repaid $3.0 million under our domestic line of credit and fully funded $1.0 million of capital expenditures for new equipment. Although no shares were repurchased in the current quarter, we continue to maintain our stock buyback program. Under our Board of Directors current authorization, we may expend an additional $4.2 million to purchase our outstanding Common Stock. The amount and timing of future share repurchases, if any, will be based on our ongoing assessment of the Company's capital structure, liquidity, and the market price of our Common Stock. We believe our ongoing stock buyback program is a positive reflection of our future business outlook and strong cash generation.

Solid Financial Position

At the end of the first quarter of fiscal 2009, our ratio of current assets to current liabilities was 3.66 to 1.00 and our total debt to equity ratio was 0.26 to 1.00. Our total stockholders' equity grew to $105.5 million, for a book value of $8.39 per share, and our total borrowed funds were only $8.0 million as of February 28, 2009. We believe this solid financial position will not only serve us well during the current economic downturn, but will enable us to effectively finance future acquisitions and organic growth.

Current Business Outlook

Mr. Southworth added, "To date, despite the global recession, we have not experienced any significant cancellation of customer orders. However, some of our commercial customers have pushed-out product delivery dates, as well as delay the placement of new orders. With the volatility and uncertainty of these market conditions, forecasting future business results is extremely difficult. Based on our current assessment of business conditions and customer demand, we presently anticipate customer orders to increase sequentially by 15 to 20% during the second quarter of fiscal 2009, with sales and profitability approximating our first quarter performance. During this challenging economic period, we will continue to focus on the long-term growth and prosperity of our Company. We will identify and implement cost reduction programs where appropriate, strive to maximize the benefits of our low-cost manufacturing centers, look to consummate and integrate additional strategic acquisitions, invest in the development of new innovative products, and further diversify our products and markets. With this ongoing focus, we remain very confident in the future of our Company."

Forward-Looking Information

This press release contains statements that are forward-looking statements within the meaning of the Private Securities Reform Act of 1995. These statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors and risks discussed from time to time in the Company's Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

Simultaneous Webcast and Teleconference Replay

Spectrum Control, Inc. will host a teleconference to discuss its first quarter fiscal 2009 results on Thursday, March 26, 2009, at 4:45 p.m., Eastern Time. Internet users will be able to access a simultaneous webcast of the teleconference at www.spectrumcontrol.com or www.vcall.com. A taped replay of the call will be available through March 27, 2009, at 877-660-6853, access account 286, conference 315859, or for 30 days over the Internet at the Company's website.

About Spectrum Control

Spectrum Control, Inc. is a leader in the design, development and manufacture of custom electronic products and systems for the defense, aerospace, communications, and medical industries worldwide. For more information about Spectrum Control and its products, please visit the Company's website at www.spectrumcontrol.com.


Corporate Headquarters                    Investor Relations
----------------------                    ------------------
8031 Avonia Road                          John P. Freeman, Senior Vice President
Fairview, PA 16415                        and Chief Financial Officer
Phone: 814/474-2207                       Spectrum Control, Inc.
Fax: 814/474-2208                         Phone: 814/474-4310



                                  Tables follow

  Spectrum Control, Inc. and Subsidiaries
  Condensed Consolidated Balance Sheets
  ( Unaudited )


  ( Dollar Amounts in Thousands )                      February 28, November 30,
                                                           2009         2008
                                                        ----------   ----------
Assets

Current assets
   Cash and cash equivalents                            $    3,497   $    5,397
   Accounts receivable, net                                 24,158       24,043
   Inventories, net                                         32,027       30,638
   Deferred income taxes                                     1,684        1,684
   Prepaid expenses and other current assets                 1,781        2,307
                                                        ----------   ----------

        Total current assets                                63,147       64,069

Property, plant and equipment, net                          26,375       27,250

Other assets
   Goodwill                                                 36,811       36,811
   Other                                                     6,474        6,654
                                                        ----------   ----------

        Total assets                                    $  132,807   $  134,784
                                                        ==========   ==========

Liabilities and Stockholders' Equity

Current liabilities
   Short-term debt                                      $    7,000   $   10,000
   Accounts payable                                          6,001        6,541
   Income taxes payable                                         10           36
   Accrued liabilities                                       3,772        4,415
   Current portion of long-term debt                           487          487
                                                        ----------   ----------

        Total current liabilities                           17,270       21,479

Long-term debt                                                 475          545
Other liabilities                                              953          978
Deferred income taxes                                        8,624        8,491

Stockholders' equity                                       105,485      103,291
                                                        ----------   ----------

        Total liabilities and stockholders' equity      $  132,807   $  134,784
                                                        ==========   ==========

Spectrum Control, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
( Unaudited )

(Amounts in Thousands, Except Per Share Data)

                                                     For the Three Months Ended
                                                    ----------------------------
                                                     February 28,  February 29,
                                                         2009          2008
                                                      ----------    ----------

Net sales                                             $   33,117    $   31,154

Cost of products sold                                     24,859        24,303
                                                      ----------    ----------

Gross margin                                               8,258         6,851

Selling, general and
  administrative expense                                   4,867         4,211
                                                      ----------    ----------

Income from operations                                     3,391         2,640

Other income ( expense ) :
     Interest expense                                        (97)          (42)
     Other income and expense, net                            29           241
                                                      ----------    ----------
                                                             (68)          199
                                                      ----------    ----------

Income before provision for
  income taxes                                             3,323         2,839

Provision for income taxes                                 1,170         1,050
                                                      ----------    ----------

Net income                                            $    2,153    $    1,789
                                                      ==========    ==========


Earnings per common share :
     Basic                                            $     0.17    $     0.13
                                                      ==========    ==========
     Diluted                                          $     0.17    $     0.13
                                                      ==========    ==========


Average number of common shares outstanding :
     Basic                                                12,571        13,363
                                                      ==========    ==========
     Diluted                                              12,594        13,642
                                                      ==========    ==========

Spectrum Control, Inc. and Subsidiaries
Selected Financial Data
( Unaudited )


                                                     For the Three Months Ended
                                                    ----------------------------
                                                     February 28,  February 29,
                                                         2009          2008
                                                      ----------    ----------
Selected Financial Data,
 as a Percentage of Net Sales:

         Net sales                                         100.0 %       100.0%
         Cost of products sold                              75.1          78.0
                                                      ----------    ----------
         Gross margin                                       24.9          22.0
         Selling, general and
          administrative expense                            14.7          13.5
                                                      ----------    ----------
         Income from operations                             10.2           8.5
         Other income ( expense ) :
           Interest expense                                 (0.3)         (0.1)
           Other income and expense, net                     0.1           0.7
                                                      ----------    ----------
         Income before provision for
          income taxes                                      10.0           9.1
         Provision for income taxes                          3.5           3.4
                                                      ----------    ----------
         Net income                                          6.5 %         5.7%
                                                      ==========    ==========



Selected Operating Segment Data:
( Dollar Amounts in Thousands )

Advanced specialty products:
         Customer orders received                     $   12,657   $   12,771
         Net sales                                        10,601       13,150

Microwave components and systems:
         Customer orders received                         12,474        8,043
         Net sales                                        14,006       10,392

Power management systems:
         Customer orders received                          2,107        3,737
         Net sales                                         2,794        2,448

Sensors and controls:
         Customer orders received                          4,231        7,077
         Net sales                                         5,716        5,164